UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2014 (August 7, 2014)

APACHE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4300	41-0747868
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Post Oak Boulevard

Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, on August 7, 2014, Thomas P. Chambers informed the Company of his intention to retire from the Company, effective as of August 31, 2014. Mr. Chambers resigned as senior vice president, finance, effective as of the close of business on August 19, 2014, but will continue to serve as an employee of the Company until August 31, 2014.

On August 19, 2014, the Company and Mr. Chambers entered into a release and settlement agreement (the “Settlement Agreement”) effective as of the same day. Pursuant to the terms of the Settlement Agreement, Mr. Chambers will receive: (i) severance pay of $1,600,000; (ii) in accordance with the terms of the applicable grant agreement, accelerated vesting of 8,000 outstanding restricted stock units; (iii) continued vesting of all other outstanding unvested restricted stock units and stock options according to their original schedules, with full 10-year terms for all outstanding stock options; (iv) potential cash payments following fiscal years 2014—2017 that equal the fair market value of shares under the Company’s Total Shareholder Return and 2014 Business Performance Share programs if the goals related to such grants are achieved at the end of the respective performance periods; and (v) participation in the Company’s retiree medical plan.

In connection with the equity provisions of the Settlement Agreement, on August 19, 2014, Mr. Chambers entered into amendments to certain restricted stock unit agreements and stock option agreements under the 2007 and 2011 Omnibus Equity Compensation Plans, each effective August 31, 2014. Mr. Chambers’ grants under the Total Shareholder Return and 2014 Business Performance Share programs will be forfeited in accordance with their terms effective August 31, 2014, but are effectively replaced by the provision of the Settlement Agreement described above.

Under the terms of the Settlement Agreement, Mr. Chambers generally is subject to certain confidentiality, non disparagement, and non-disclosure provisions. Mr. Chambers also agreed to release the Company from liability stemming from the time he served as an employee of the Company for various claims, including, but not limited to any local, state or federal law, regulation or ordinance; any public policy, contract, tort, or common law claim; and any and all claims Mr. Chambers may have arising as the result of any alleged breach of any express or implied employment contract. The Settlement Agreement also provides that Mr. Chambers will be entitled to indemnification against all losses and expenses related to claims arising out of his service as an employee of the Company to the extent permitted by the Company’s bylaws or insurance contracts.

This Form 8-K/A amends the Company’s current report on Form 8-K dated August 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION

Date: August 22, 2014	/s/ Alfonso Leon
Alfonso Leon
Executive Vice President and Chief Financial Officer